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                                                                  EXHIBIT 10.N.1

                             AMENDMENT NO. 2 TO THE
                          EL PASO NATURAL GAS COMPANY
                           SUPPLEMENTAL BENEFITS PLAN

         Pursuant to Section 5.7 of the Plan, the El Paso Natural Gas Company Supplemental Benefits Plan is hereby amended as follows, effective as of July 11, 1994:

         1.      Section 4.4 is amended to read as follows:

         "4.4 Time and Manner of Payment

                 The payment of any benefits shall be made as provided below. Such payment or payments shall constitute a complete discharge of all obligations to the Participant and his or her Surviving Spouse or Beneficiary under the Plan.

                          (a) The payment of any supplemental benefits pursuant to Section 4.1 owed to a Participant (or his or her Surviving Spouse) shall be made in a lump sum if such Participant (i) terminates employment with the Employer prior to attaining age 55, or (ii) dies while employed with the Employer. The amount of the lump sum shall be determined under
                 Section 4.5, and payment shall be made as soon as practicable after the Participant's termination of employment with the Employer or death.

                          (b) In the absence of a valid, irrevocable election made by a Participant pursuant to the provisions described in (c) below, the payment of any supplemental pension benefits pursuant to Section 4.1 owed to a Participant who terminates employment with
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                 the Employer after attaining age 55 shall be made in a lump sum as soon as practicable after the Participant terminates employment with the Employer. The amount of such payments shall be determined under Section 4.5 below.

                          (c)     In the case of a benefit payable under
                 Section 4.1, the Participant may irrevocably elect one of the forms of payment described in (d) below. Such election must be made by the Participant before the later of (i) the date the Participant attains age 53, (ii) 30 days after becoming a Participant, or (iii) 30 days after the effective date of this provision. For such election to become effective, the Participant must remain in continuous active employment with the Employer for at least two years or, in the case of an election made pursuant to clause (ii) or (iii), such Participant must remain in continuous active employment for a minimum of six months following such election. In no event will an election become effective if the Participant terminates employment with the Employer prior to attaining age 55, or dies in service.

                          (d) A Participant may elect only one of following forms of payment.

                                  (i)      Payment in a lump sum.

                                  (ii)     Monthly payments made over a five
                                           year period, notwithstanding the
                                           earlier death of the Participant.

                                  (iii)    Monthly payments made over a ten
                                           year period,





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                                           notwithstanding the earlier death
                                           of the Participant.

                                  (iv)     Monthly payments made over the
                                           remaining life of the Participant.

                          The amount of the payments shall be determined under
                 Section 4.5. In the case of option (i) payments will be made as soon as practicable after the Participant's termination of employment with the Employer. In the case of (ii), (iii) and
                 (iv), monthly payments will commence as soon as practicable after the Participant's termination of employment with the Employer.

                          (e) The payment of any supplemental RSP benefits pursuant to Section 4.2 owed to a Participant (or his or her Beneficiary) shall be made in a lump sum as soon as practicable after the Participant's termination of employment with the Employer and shall be in an amount equal to the Participant's Memorandum Account balance at the time of Payment.

                          (f) The payment of any other supplemental benefits pursuant to an employment contract under Section 4.3 shall be made as provided in the employment contract."

2.       Section 4.5 is amended to read as follows:

         "4.5 Determination of Supplemental Pension Benefit Payments

                          The amount of a payment of supplemental pension
                 benefits pursuant to Section 4.1 to a Participant (or his or her Surviving Spouse in the event of the Participant's termination of employment on





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                 account of death) shall be determined by calculating the
                 benefit according to the terms of the Pension Plan as a single life annuity. If another form of payment is payable, the amount under such form shall be actuarially equivalent to such single life benefit using the 1984 Unisex Pension Mortality Table set forward one year and the immediate PBGC interest rate in effect on January 1 of the year in which the payment becomes distributable (or such other date during such year as the Management Committee, in its sole discretion, may designate)."

         IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this amendment to be duly executed on this 24th day of October, 1994.

                                           EL PASO NATURAL GAS COMPANY
    Attest:
/s/ STACY J. JAMES                         By: /s/ JOEL RICHARDS

                                           Its: Senior Vice President





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